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                                   EXHIBIT 11

                           GFC FINANCIAL CORPORATION
                       Computation of Earnings Per Share
                 (Dollars in Thousands, except per share data)


                                              Quarter Ended                           Nine Months Ended
                                              September 30,                             September 30,
                                    -------------------------------           ---------------------------------
                                        1994                1993                  1994                 1993
                                    -----------         -----------           -----------           -----------
 Primary and Fully
  Diluted:
  Net income                        $    22,257         $     6,750           $    50,951           $    29,826
  Preferred dividends                                           181                                       1,306
                                    -----------         -----------           -----------           -----------
  Earnings available to
   common shareholders              $    22,257         $     6,569           $    50,951           $    28,520
                                    ===========         ===========           ===========           ===========

 Average common shares
  outstanding before
  common equivalents                 28,233,000          20,051,000            23,965,000            20,113,000
 Common equivalent
  stock options                         387,000             308,000               319,000               277,000
                                    -----------         -----------           -----------           -----------
 Average outstanding
  common and equivalent
  shares                             28,620,000          20,359,000            24,284,000            20,390,000
                                    ===========         ===========           ===========           ===========
 Earnings per common
  and equivalent share              $      0.78         $      0.32           $      2.10           $      1.40
                                    ===========         ===========           ===========           ===========





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